Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Third Quarter 2020 Financial Results

−      Awarded DAS rights at San Diego State University’s Aztec Stadium

−      Deployed first known Wi-Fi 6 network at São Paulo/Guarulhos International Airport

LOS ANGELES – November 9, 2020 – Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (“DAS”) and Wi-Fi provider that serves carriers, consumers, property owners and advertisers worldwide, today announced the Company's financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Highlights

•	Revenue of $58.8 million increased modestly compared to $58.7 million in the second quarter of 2020 and decreased 9.2% compared to $64.7 million in the third quarter of 2019.

o	Military/multifamily revenue of $23.8 million increased 0.4% compared to $23.7 million in the second quarter of 2020 and increased 0.7% compared to $23.6 million in the third quarter of 2019.

o	DAS revenue of $21.9 million decreased 1.5% compared to $22.2 million in the second quarter of 2020 and decreased 7.7% compared to $23.7 million in the third quarter of 2019. DAS revenue for the third quarter of 2020 was comprised of $13.7 million of build-out project revenue and $8.2 million of access fee revenue. DAS revenue for the third quarter of 2019 included $1.8 million of one-time access fees.

o	Wholesale Wi-Fi revenue of $10.1 million increased 4.2% compared to $9.7 million the second quarter of 2020 and decreased 9.7% compared to $11.2 million in the third quarter of 2019.

o	Retail revenue of $2.1 million decreased 13.0% compared to $2.4 million in the second quarter of 2020 and decreased 43.5% compared to $3.6 million in the third quarter of 2019.

o	Advertising and other revenue of $0.9 million increased 34.3% compared to $0.7 million in the second quarter of 2020 and decreased 64.0% compared to $2.5 million in the third quarter of 2019.

•	Net loss attributable to common stockholders was $(2.9) million, or $(0.07) per diluted share, compared to a net loss of $(5.8) million, or $(0.13) per diluted share, in the second quarter of 2020, and a net loss of $(0.2) million, or break-even per diluted share, in the third quarter of 2019.

•	Adjusted EBITDA of $22.5 million increased 5.7% compared to $21.3 million in the second quarter of 2020 and increased 2.9% compared to $21.9 million in the third quarter of 2019. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA.”

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•	Net cash provided by operating activities of $18.2 million decreased 34.0% compared to $27.7 million in the second quarter of 2020 and decreased 62.1% compared to $48.1 million in the third quarter of 2019.

•	Free cash flow was $(15.9) million compared to $(1.4) million in the second quarter of 2020 and $20.5 million in the third quarter of 2019. Free cash flow, which is a non-GAAP financial measure, is defined below and is reconciled to net cash provided by operating activities, the most comparable measure under GAAP, in the schedule entitled "Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows."

•	Cash, cash equivalents and marketable securities were $54.6 million at September 30, 2020 down from $172.0 million at June 30, 2020. During the quarter ended September 30, 2020, the Company repaid $100.0 million of amounts outstanding under its revolving credit facility. As of September 30, 2020, the Company had no amounts outstanding and $150.0 million of remaining borrowing capacity under its revolving credit facility.

Management Commentary

“In the third quarter of 2020, we generated modestly higher revenue of $58.8 million and a 5.7% increase in adjusted EBITDA to $22.5 million compared to the prior quarter,” commented Mike Finley, Chief Executive Officer, Boingo Wireless. We continue to win new business including long-term DAS rights for the new Aztec Stadium at San Diego State University, a Wi-Fi 6 network deployment at São Paulo/Guarulhos International Airport and six new multifamily properties. In addition, with over 130 site applications for our emerging tower business, we remain laser focused on deployments to meet increasing demand. We believe our nearly 20 years of experience in both licensed and unlicensed spectrum, combined with our neutral-host approach, gives us a unique and defensible business model in this 5G era.”

Mr. Finley continued, “In regard to a potential strategic transaction, there continues to be strong interest and engagement from multiple parties. We continue to run the strategic review process to evaluate opportunities that we believe would be in the best interest of our stockholders. While the process continues, we remain focused on the day-to-day execution against the extraordinary opportunities in front of us.”

Business Highlights

•	The Company signed a long-term agreement with San Diego State University (“SDSU”) to design, install, operate and maintain a neutral host cellular DAS network at the new SDSU Aztec football stadium.

•	The Company announced the deployment of the first known airport-wide Wi-Fi 6 network at São Paulo/Guarulhos International Airport (“GRU”), which utilizes the most advanced 802.11ax Wi-Fi technology and Passpoint to deliver fast speeds and low latency.

•	The Company continues to be encouraged by its emerging tower business and the carrier demand to join cell sites on military bases as evidenced by over 130 site applications.

•	The Company launched managed Wi-Fi services at The Reef at Winkler, a new luxury multifamily community owned by MJ Development Southeast and managed by Greystar in Fort Myers, Florida.

•	As of September 30, 2020, the Company had a total of 73 DAS venues live comprised of 40,800 DAS nodes and an additional 11,600 nodes in backlog. This compares to 71 venues live comprised of 37,200 nodes as of September 30, 2019.

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Business Outlook

Management is continuing to work with its Board of Directors and advisors to assess opportunities related to a potential strategic transaction. As a result of the ongoing strategic process and the significant economic impact and high degree of uncertainty surrounding the pandemic, the Company is maintaining its suspension of forward-looking financial guidance until further notice.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss their third quarter 2020 financial results beginning at 4:30 p.m. ET (1:30 p.m. PT), today, November 9, 2020. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-9716 and enter the passcode: 13711850 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 493-6779 and enter the same passcode. The conference call will be broadcast live over the Internet in the Investor Relations section of the Company’s website at http://investors.boingo.com. In addition, a supplement reflecting the Company’s key business metrics will be made available in the Investor Relations section of the Company’s website. The supplement and webcast will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA and free cash flow as supplemental measures of its performance.

The Company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, stock-based compensation expense, amortization of intangible assets, income tax expense, interest expense and amortization of debt discount, interest income and other expense, net, non-controlling interests, and excludes charges or gains that are nonrecurring, infrequent, or unusual. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo's management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and other operating performance measures as part of its overall assessment of the Company's performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP. Adjusted EBITDA for 2020 excludes transaction costs and litigation loss contingencies because they represent non-recurring charges and are not indicative of the underlying performance of the Company’s business operations.

The Company defines free cash flow as net cash provided by operating activities, less purchases of property and equipment. Boingo Wireless believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the Company's operations after the purchases of property and equipment that can be used for strategic opportunities. Free cash flow should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

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About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Our vast footprint of DAS, Wi-Fi and small cells reaches more than a billion people annually, making Boingo one of the largest providers of indoor wireless networks. You’ll find Boingo connecting people at airports, stadiums, military bases, convention centers, multifamily communities and commercial properties. To learn more about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking statements" that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo's future growth opportunities, operations and financial performance, including due to COVID-19, strategic plans and transactions and any future guidance. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the impact of health epidemics, including the recent COVID-19 pandemic, on the Company’s business, the Company's ability to maintain its existing relationships and establish new relationships with venue partners, its ability to complete build-outs and sign venue contracts, its ability to achieve and maintain revenue growth and achieve profitability, its ability to execute on its strategic and business plans, its ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo's Form 10-K for the year ended December 31, 2019 filed with the SEC on March 2, 2020, Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 8, 2020, Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on August 7, 2020, and Form 10-Q for the quarter ended September 30, 2020 filed with the SEC on November 9, 2020, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wi-Finder, Boingo Broadband, and the Boingo Wireless Logo are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

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Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$58,754	$64,707	$177,312	$199,734
Costs and operating expenses:
Network access	28,458	29,155	85,102	90,368
Network operations	12,907	13,682	39,743	42,073
Development and technology	6,277	8,182	19,760	25,534
Selling and marketing	4,903	5,721	16,334	17,782
General and administrative	5,878	5,021	19,917	20,330
Amortization of intangible assets	1,060	1,103	3,276	3,365
Total costs and operating expenses	59,483	62,864	184,132	199,452
(Loss) income from operations	(729)	1,843	(6,820)	282
Interest expense and amortization of debt discount	(2,282)	(2,191)	(7,404)	(6,741)
Interest income and other expense, net	101	388	476	1,600
(Loss) income before income taxes	(2,910)	40	(13,748)	(4,859)
Income tax expense	(109)	(143)	(225)	(254)
Net loss	(3,019)	(103)	(13,973)	(5,113)
Net (loss) income attributable to non-controlling interests	(108)	84	(589)	11
Net loss attributable to common stockholders	$(2,911)	$(187)	$(13,384)	$(5,124)

Net loss per share attributable to common stockholders:
Basic	$(0.07)	$0.00	$(0.30)	$(0.12)
Diluted	$(0.07)	$0.00	$(0.30)	$(0.12)

Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	44,505	44,136	44,390	43,904
Diluted	44,505	44,136	44,390	43,904

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Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$46,972	$40,401
Marketable securities	7,580	40,214
Accounts receivable, net	18,760	33,350
Prepaid expenses and other current assets	10,378	8,235
Total current assets	83,690	122,200
Property and equipment, net	399,293	380,243
Operating lease right-of-use assets, net	13,433	15,196
Goodwill	58,579	58,579
Intangible assets, net	11,664	14,940
Other assets	11,757	9,309
Total assets	$578,416	$600,467

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$19,576	$24,298
Accrued expenses and other liabilities	54,264	65,152
Deferred revenue	65,976	61,229
Current portion of operating leases	2,620	2,695
Current portion of long-term debt	778	778
Current portion of finance leases	1,147	2,721
Current portion of notes payable	218	1,527
Total current liabilities	144,579	158,400
Deferred revenue, net of current portion	164,794	166,660
Long-term portion of operating leases	15,216	17,357
Long-term debt	169,382	162,708
Long-term portion of finance leases	—	572
Long-term portion of notes payable	—	95
Deferred tax liabilities	1,005	993
Other liabilities	184	201
Total liabilities	495,160	506,986

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 44,526 and 44,224 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	4	4
Additional paid-in capital	239,766	234,638
Accumulated deficit	(154,357)	(140,973)
Accumulated other comprehensive loss	(2,656)	(1,426)
Total common stockholders’ equity	82,757	92,243
Non-controlling interests	499	1,238
Total stockholders’ equity	83,256	93,481
Total liabilities and stockholders’ equity	$578,416	$600,467

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Boingo Wireless, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2020	2019
Cash flows from operating activities
Net loss	$(13,973)	$(5,113)
Adjustments to reconcile net loss including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	58,198	52,750
Amortization of intangible assets	3,276	3,365
Impairment loss, loss on disposal of fixed assets and intangible assets held for sale, net, and other	15	277
Stock-based compensation	5,534	6,434
Amortization of deferred financing costs and debt discount, net of amounts capitalized	6,776	6,554
Non-cash operating lease cost	1,762	1,675
Gains and amortization of premiums/discounts for marketable securities	2	(522)
Change in fair value of contingent consideration	—	(961)
Bad debt expense	28	187
Change in deferred income taxes	(12)	—
Changes in operating assets and liabilities:
Accounts receivable	14,180	(6,974)
Prepaid expenses and other assets	(5,116)	946
Accounts payable	(336)	532
Accrued expenses and other liabilities	(6,071)	5,394
Deferred revenue	2,881	18,523
Operating lease liabilities	(2,214)	(1,996)
Net cash provided by operating activities	64,930	81,071
Cash flows from investing activities
Purchases of marketable securities	(15,032)	(73,323)
Proceeds from maturities of marketable securities	47,665	37,293
Purchases of property and equipment	(85,819)	(101,455)
Net cash used in investing activities	(53,186)	(137,485)
Cash flows from financing activities
Debt issuance costs	—	(1,815)
Proceeds from credit facility	100,000	3,500
Principal payments on credit facility	(100,584)	(584)
Payments of acquisition related consideration	—	(3,027)
Proceeds from exercise of stock options	447	154
Repurchase of common stock for retirement	—	(747)
Payments of finance leases and notes payable	(3,548)	(5,162)
Payments of withholding tax on net issuance of restricted stock units	(1,350)	(34,123)
Payments to non-controlling interest	(262)	(1,003)
Net cash used in financing activities	(5,297)	(42,807)
Effect of exchange rates on cash	124	(9)
Net increase (decrease) in cash and cash equivalents	6,571	(99,230)
Cash and cash equivalents at beginning of period	40,401	149,412
Cash and cash equivalents at end of period	$46,972	$50,182
Supplemental disclosure of non-cash investing and financing activities
Property and equipment costs included in accounts payable, accrued expenses and other liabilities	$30,046	$35,515
Capitalized stock-based compensation included in property and equipment costs	$497	$689
Financed sale of intangible assets held for sale	$224	$300

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Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net loss attributable to common stockholders	$(2,911)	$(187)	$(13,384)	$(5,124)
Depreciation and amortization of property and equipment	20,023	16,867	58,198	52,750
Stock-based compensation expense	2,017	2,054	5,534	6,434
Amortization of intangible assets	1,060	1,103	3,276	3,365
Income tax expense	109	143	225	254
Interest expense and amortization of debt discount	2,282	2,191	7,404	6,741
Interest income and other expense, net	(101)	(388)	(476)	(1,600)
Non-controlling interests	(108)	84	(589)	11
Transaction costs	121	—	1,193	—
Litigation loss contingencies	—	—	1,100	—
Adjusted EBITDA	$22,492	$21,867	$62,481	$62,831

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Boingo Wireless, Inc.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$18,241	$48,099	$64,930	$81,071
Purchases of property and equipment	(34,138)	(27,603)	(85,819)	(101,455)
Free cash flows	$(15,897)	$20,496	$(20,889)	$(20,384)

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Boingo Wireless, Inc.

Revenue Summary

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue:
Military/multifamily	$23,806	$23,641	$70,226	$73,934
DAS	21,877	23,714	66,287	75,431
Wholesale—Wi-Fi	10,110	11,200	29,559	32,938
Retail	2,060	3,646	7,387	11,419
Advertising and other	901	2,506	3,853	6,012
Total revenue	$58,754	$64,707	$177,312	$199,734

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Boingo Wireless, Inc.

Key Business Metrics

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Key business metrics:
DAS nodes (1)	40.8	37.2	40.8	37.2
DAS nodes in backlog (2)	11.6	12.1	11.6	12.1
Subscribers—military (3)	136	137	136	137
Subscribers—retail (3)	49	85	49	85
Connects (4)	28,310	89,291	108,572	253,757

(1)	This metric represents the number of active DAS nodes as of the end of the period. A DAS node is a single communications endpoint, typically an antenna, which transmits or receives radio frequency signals wirelessly. This measure is an indicator of the reach of the Company’s DAS network.

(2)	This metric represents the number of DAS nodes under contract but not yet active as of the end of the period.

(3)	This metric represents the number of paying customers who are on a month-to-month subscription plan at a given period end.

(4)	This metric shows how often individuals connect to the Company’s global Wi-Fi network in a given period. The connects include wholesale and retail customers in both customer pay locations and customer free locations where Boingo is a paid service provider or receives sponsorship or promotion fees. The Company counts each connect as a single connect regardless of how many times that individual accesses the network at a given venue during their 24-hour period. This measure is an indicator of paid activity throughout Boingo’s network.

CONTACTS:

PRESS:

Melody Walker

Senior Director, Marketing Communications

mwalker@boingo.com

(424) 256-7036

INVESTORS:

Kimberly Orlando and Ariel Papermaster

ADDO Investor Relations

investors@boingo.com

(310) 829-5400

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